EXHIBIT 3.5

                            ARTICLES OF INCORPORATION
                                       OF
                         GAS CENTRIFUGE INVENTION, INC.


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                            ARTICLES OF INCORPORATION
                                       OF
                         GAS CENTRIFUGE INVENTION, INC.

Filed in the Office of the
Secretary of the State of Texas
Oct. 04 1995
Corporations Section

The undersigned, acting as the incorporator of a corporation under the Texas Business Corporation Act, hereby adopts the following Articles of Incorporation for such corporation.

                                   ARTICLE ONE

The name of the corporation  (the  "Corporation")  is Gas Centrifuge  Invention,
Inc.

                                   ARTICLE TWO

The period of the Corporation's duration is perpetual.

                                  ARTICLE THREE

The purpose for which the Corporation is organized is to transact any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE FOUR

The Corporation shall have authority to issue 5,000,000 shares of capital stock. All of such shares shall be common stock having $1.00 par value and shall have identical rights and privileges in every respect.

                                  ARTICLE FIVE

The Corporation will not commence business until it has received for the issuance of its shares consideration at least equal to the aggregate value of $1,000, consisting of money, labor done or property actually received.


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                                   ARTICLE SIX

No shareholder of the corporation shall have a preemptive right to acquire shares of the Corporation.

                                  ARTICLE SEVEN

Cumulative voting shall not be permitted.

                                  ARTICLE EIGHT

The address of the Corporation's initial registered office in the State of Texas is 4516 Hitching Post Lane, Plano, Texas 75024. The name of the Corporation's initial registered agent for service of process at such address is Lawrence K. Sather.

                                  ARTICLE NINE

The initial Board of Directors shall consist of two (2) members who shall serve until the first annual meeting of the shareholders or until their successors are elected and qualified. The names and mailing addresses of the persons who shall serve as the initial directors of the Corporation are as follows:

      NAME                                        MAILING ADDRESS

Lawrence K. Sather                          4516 Hitching Post Lane
                                            Plano, Texas 75024

Michael Bloom                               417 West Skaro
                                            St. Peter, Minnesota 56082


                                   ARTICLE TEN

The name and mailing address of the incorporator of the Corporation is Jenna Vick Unell, 600 North Pearl Street, Suite 2460, Dallas, Texas 75201.


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         IN WITNESS WHEREOF,  the undersigned,  a natural person of more than 18 years of age and the incorporator hereinabove named, does hereby execute these Articles of Incorporation this 29th day of September, 1995.

                                                  /S/JENNA VICK UNELL
                                                  Jenna Vick Unell

THE STATE OF TEXAS                  )
                                    )
COUNTY OF DALLAS                    )

         I, Dawn Furcht, Notary Public in and for Dallas County, Texas, do hereby certify that on THIS 29TH day of September, 1995, personally appeared before me Jenna Vick Unell, who being by me first duly sworn, declared that she is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.

                                                /S/DAWN D. FURCHT
                                                Notary Public, State of Texas

My Commission Expires:

                  Dawn D. Furcht
                  My Commission Expires
                  August 15, 1998


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                               The State of Texas
                               Secretary of State

                          CERTIFICATE OF INCORPORATION

                                       OF

                         GAS CENTRIFUGE INVENTION, INC.
                             CHARTER NUMBER 01372381

         THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY CERTIFIES THAT THE ATTACHED ARTICLES OF INCORPORATION FOR THE ABOVE NAMED CORPORATION HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.

         ACCORDINGLY, THE UNDERSIGNED, AS SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY ISSUES THIS CERTIFICATE OF INCORPORATION.

         ISSUANCE OF THIS CERTIFICATE OF INCORPORATION DOES NOT AUTHORIZE THE USE OF A CORPORATE NAME IN THIS STATE IN VIOLATION OF THE RIGHTS OF ANOTHER UNDER THE FEDERAL TRADEMARK ACT OF 1946, THE TEXAS TRADEMARK LAW,

DATED             OCT. 4, 1995
EFFECTIVE         OCT. 4, 1995



                                       /S/ANTONIO O. GARZA, JR.
                                       ------------------------
                                       Antonio O. Garza, Jr., Secretary of State